NAVTECH, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 29, 2001

To the Shareholders
of NAVTECH, Inc.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NAVTECH, INC., a Delaware corporation, will be held in the Confederation III Room of the Royal York Hotel, located at 100 Front Street West, Toronto, Ontario, Canada, on Thursday, March 29, 2001 at 1:00 p.m., local time, for the following purposes:

(1)  To elect a board of six directors.

(2) To approve an increase in the number of common shares authorized to be issued pursuant to the 1999 Stock Option Plan from 1,500,000 to 3,000,000.

(3) To approve an amendment to the Certificate of Incorporation to increase the number of authorized common shares from 10,000,000 to 20,000,000.

(4)  To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on February 28, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                                              Denis L. Metherell
                                                                       Secretary

March 2, 2001

================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF NAVTECH, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
================================================================================

                                  NAVTECH, INC.

                                 PROXY STATEMENT

         This Proxy Statement is being mailed to you on or about March 2, 2001. All of our shareholders of record at the close of business on February 28, 2001 are being mailed this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, March 29, 2001, in the Confederation III Room of the Royal York Hotel, located at 100 Front Street West, Toronto, Ontario, Canada at 1:00 p.m. local time, or any adjournment thereof.

         All proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted as follows:

(1)  FOR the named nominees to the Board of Directors;

(2) FOR the proposal to increase the number of common shares authorized to be issued under the 1999 Stock Option Plan from 1,500,000 to 3,000,000;

(3) FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized common shares from 10,000,000 to 20,000,000.

         The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

         The total number of our common shares, par value $.001 per share, outstanding as of February 28, 2001 was 3,697,140. Each Common Share is entitled to one non-cumulative vote. The common shares are the only class of securities entitled to vote. A majority of the common shares outstanding and entitled to vote as of February 28, 2001, or 3,697,140 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only shareholders of record as of the close of business on February 28, 2001 will be entitled to vote.

         With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being six nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

         Shareholders may expressly abstain from voting on Proposal 2 and 3 by so indicating on the proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to shareholders. Broker non-votes will not be counted for the purpose of determining whether a particular proposal has been approved. Since Proposal 2 requires the approval of a majority of the common shares present in person or by proxy at the meeting and entitled to vote (assuming a quorum is present), abstentions will have the effect of a negative vote, while broker non-votes will have no effect. Since Proposal 3 requires the approval of a majority of the outstanding common shares, abstentions and broker non-votes will have the effect of a negative vote.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with Navtech written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so. Written revocation or amended proxies should be sent to the attention of our Corporate Secretary at the offices of our subsidiary, Navtech Systems Support Inc. ("Navtech-Canada") , located at 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada N2L 5Z5.

         The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of common shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

         A list of shareholders entitled to vote at the meeting will be available for your examination at the offices of our subsidiary, Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, for a period of ten days prior to the meeting and will also be available at the meeting.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         During the fiscal year ended October 31, 2000, none of our executive officers had total salary and bonus in excess of $100,000. The following table sets forth information concerning the compensation of Duncan Macdonald, our Chief Executive Officer, for the fiscal year ended October 31, 2000:

================ ======== ==================================== =================================== ==============
                                  Annual Compensation                Long-Term Compensation
                                                                        Awards           Payouts
---------------- -------- ----------- -------- --------------- ----------- ------------- --------- --------------
                                                                              Common
Name and                                                       Restricted     Stock
Principal                                      Other Annual      Stock      Underlying     LTIP      All Other
Position          Year      Salary     Bonus   Compensation     Award(s)     Options     Payouts   Compensation
---------------- -------- ----------- -------- --------------- ----------- ------------- --------- --------------
Duncan
Macdonald,       2000        $81,820    -0-    $  2,500(1)        -0-         50,000       -0-          -0-
Chief            1999         $5,000  $20,000  $ 28,927(1)        -0-          -0-         -0-          -0-
Executive        1998        -0-        -0-    $106,486(1)        -0-          -0-         -0-          -0-
Officer
================ ======== =========== ======== =============== =========== ============= ========= ==============

(1) Represents amounts paid as an independent advisor to Navtech. Excludes amounts paid to Kintyre & Company Limited, an entity controlled by Mr. Macdonald, for consulting services rendered to Navtech-Canada. See "Certain Relationships and Related Transactions".


Option Grants Table

         The following table sets forth certain information with regard to the grants of stock options during the fiscal year ended October 31, 2000 to Mr.
Macdonald:

=============================================================================================================
                       Shares of Common Stock  Percent of Total Options
                         Underlying Options    Granted to Employees in      Exercise
         Name                 Granted                Fiscal Year          Price/Share     Expiration Date
-------------------------------------------------------------------------------------------------------------
Duncan Macdonald               50,000                    3.9%               $0.28125          02/07/05
=============================================================================================================

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

         The following table sets forth certain information concerning options exercised by Mr. Macdonald during the fiscal year ended October 31, 2000 and the value as of October 31, 2000 of unexercised options held by Mr. Macdonald:

===================== ================== =============== ========================= ==========================
                                                          Number of Unexercised      Value of Unexercised
                                                                Options at           In-the-Money Options
                       Shares Acquired                       October 31, 2000         at October 31, 2000
Name                     on Exercise     Value Received
                                                         Exercisable/Unexercisable Exercisable/Unexercisable
--------------------- ------------------ --------------- ------------------------- --------------------------
Duncan Macdonald           200,000          $122,750           -0-/ 50,000               -0-/ $35,938
===================== ================== =============== ========================= ==========================

Compensation of Directors

         Our By-Laws provide that directors shall be reimbursed for travel expenses incurred in attending any meeting of the Board or any of its committees. The By-Laws also state that the directors, with the exception of salaried officers, shall be paid a fee for attending Board or committee meetings. This fee shall be an amount as fixed by the Board. No directors' fees have been paid to date. Our By-Laws also provide, to the extent permitted by law, for certain indemnification of our directors. On August 3, 2000, Messrs Beynon, Gupta, Hamrogue, McGinty and Metherell were each granted options for 25,000 shares of common stock at an exercise price of $1.1875 per share.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         See "Certain Relationships and Related Transactions" for a discussion of a services agreement between Kintyre & Company Limited (an entity controlled by Mr. Macdonald) and us.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Our common stock is the only class of securities outstanding. Each share is entitled to one vote. The following table sets forth certain information regarding our outstanding common stock beneficially owned as of January 31, 2001 by:

o each person who is known by us to own beneficially or exercise voting or dispositive control over more than 5% of our common stock,
o        each present director,
o        each person named in the Summary Compensation Table above, and
o        all of our present executive officers and directors as a group

========================================= ============================== =========================
Name and Address of Beneficial Owner      Number of Shares               Approximate Percentage
                                          Beneficially Owned             of Outstanding Shares
----------------------------------------- ------------------------------ -------------------------
Robert N. Snyder                          815,000(1)                     22.7%
#601, 7200 Wisconsin Avenue
Bethesda, Maryland
----------------------------------------- ------------------------------ -------------------------
Duncan Macdonald                          546,543(2)                     15.5%
21 Antares Drive
Nepean, Ontario, Canada
----------------------------------------- ------------------------------ -------------------------
EasyFlying S.A.                           500,000(3)                     14.4%
2 Rue Marcel Doret - Immeuble Antares
31700 Blagnac, France
----------------------------------------- ------------------------------ -------------------------
Dorothy A. English                        465,000(4)                     12.5%
175 Columbia Street West
Waterloo, Ontario, Canada
----------------------------------------- ------------------------------ -------------------------
St. Andrews Capital Limited Partnership   296,543(5)                     8.6%
11 Bedford Crescent
Ottawa, Ontario, Canada
----------------------------------------- ------------------------------ -------------------------
Republic Electronics Corporation          250,000(3)                     7.2%
5801 Lee Highway
Arlington, Virginia
----------------------------------------- ------------------------------ -------------------------
Denis L. Metherell                        168,500(6)(7)                  4.8%
175 Columbia Street West
Waterloo, Ontario, Canada
----------------------------------------- ------------------------------ -------------------------
Thomas D. Beynon                          12,500(6)                      *
675 Riverbend Drive
Kitchener, Ontario, Canada
----------------------------------------- ------------------------------ -------------------------
Prashant Gupta                            12,500(6)                      *
577 Airport Blvd, Ste 800
Burlingame, California
----------------------------------------- ------------------------------ -------------------------
Martin J. Hamrogue                        12,500(6)                      *
Virgin House, Shannon Airport
County Clare, Ireland
----------------------------------------- ------------------------------ -------------------------
James McGinty                             12,500(6)                      *
7200 Wisconsin Ave, Ste 601
Bethesda, Maryland
----------------------------------------- ------------------------------ -------------------------
All executive officers and directors as
a group (9 persons)                       905,043(2)(6)(7)(8)            24.6%
========================================= ============================== =========================

*    Less than 1%
(1) Based upon Schedule 13D filed with the Securities and Exchange Commission. Includes (i) 125,000 shares that are issuable upon the exercise of a warrant that is currently exercisable and (ii) 40,000 shares owned by Wyoming Investments Limited Partnership, of which Mr. Snyder is a general partner.
(2) Represents (i) 200,000 shares beneficially owned by Mr. Macdonald, (ii) 296,543 shares owned by St. Andrews Capital Limited Partnership, an entity controlled by Mr. Macdonald, and (iii) 50,000 shares that are issuable to Mr. Macdonald upon exercise of options that are currently exercisable.
(3)  Based upon Schedule 13G filed with the Securities and Exchange Commission.
(4) Represents (i) 205,000 shares beneficially owned by Ms. English and (ii) 260,000 shares that are issuable to Ms. English upon exercise of options that are currently exercisable.
(5)  See footnote (2).
(6) Includes 12,500 shares that are issuable upon exercise of options that are currently exercisable.
(7) Based upon Schedule 13D filed with the Securities and Exchange Commission. Includes 29,045 shares owned jointly with Mr. Metherell's wife, 91,330 shares held by Mr. Metherell in a retirement trust and 35,625 shares held by Mr. Metherell's wife in a retirement trust. The inclusion of the shares held by Mr. Metherell's wife in the retirement trust shall not be deemed an admission by Mr. Metherell that he beneficially owns these shares.
(8) Includes 100,000 shares that are issuable to executive officers upon exercise of options that are currently exercisable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1.       Dorothy English / Navtech Applied Research Inc.

General

     Dorothy English is currently an employee of Navtech-Canada and until July 2000 was one of our officers and directors. She owns all of the stock of Navtech Applied Research Inc ("NARI").

     As of October 23, 2000, NARI was indebted to us in the aggregate amount of $1,288,724. This balance consisted of several promissory notes with varying terms as well as unsecured advances. For financial reporting purposes, we had provided for an allowance of $928,412 against this debt as of October 31, 1999. The resulting net balance was believed to approximate the estimated fair value of certain weather software assets owned by NARI at October 31, 1999.

Weather Software Assets

     NARI acquired certain weather software assets on July 15, 1998 in a transaction that included the purchase of 300,000 shares of our common stock for distribution both to the seller of the assets and an unrelated third party as a finder's fee. As part of the transaction, we received an assignment of the customer contracts previously maintained by the seller. Following the acquisition of these assets, we entered into a non-exclusive, non-transferable software license agreement with NARI for a term commencing August 1, 1998 and expiring initially on October 31, 1999. Under this agreement we were granted the right to install, configure, modify and use in our business the software acquired by NARI. In return, we were obligated to pay royalties in an amount equal to 10% of certain revenues derived from the sale of data processed using the licensed software. In order to finance its purchase of the assets, NARI borrowed funds from us. Among other terms, the promissory notes it delivered to us called for the application of any royalties due by us to NARI first to the reduction of the amounts due under these specific promissory notes.

Debt Reduction

     On October 23, 2000, we entered into a series of transactions with NARI to recover the amount due from NARI to us as follows:

o The weather software assets were transferred to us in return for a reduction of debt. We believe that the estimated fair value for tax purposes of $147,651 is equivalent to the software's fair market value at October 23, 2000, the date of the valuation.
o NARI returned 502,766 shares of our common stock to treasury in return for a further reduction of debt. At the time of the transfer, the shares' market value was $942,686.
o NARI signed two promissory notes in the cumulative amount of $56,400 Canadian ($36,809 US as at October 31, 2000) payable on or before January 15, 2001 from the proceeds NARI anticipated to receive from the sale of its remaining 150,000 shares of our common stock. Subsequent to October 31, 2000, NARI delivered an additional promissory note of $7,000 Canadian payable in the same manner.
o As part of the asset transfer and treasury stock transfer, for financial reporting purposes, we reduced our allowance for doubtful accounts by $743,014 and recorded this reduction as an addition to other income.

     The amounts due under the three remaining promissory notes were paid to us on January 15, 2001; therefore no further amounts are due from NARI.

2.       AVCON Associates Inc.

     Denis L. Metherell, our Secretary and one of our directors, is a Vice-President and a director of AVCON Associates Inc. Mr. Metherell's wife is AVCON's controlling shareholder. AVCON leases certain computer equipment to Navtech-Canada. Under the present agreements, we are required to make varying payments until November 2004. We believe that the lease payments, which commenced July 1999 at $1,952 Canadian per month, are no higher than would be payable to a nonaffiliated third party.

     On October 31, 1996, we executed and delivered to AVCON a promissory note in the principal amount of $53,000 Canadian to evidence amounts due as of such date. On June 1, 1999, we amended the note to include additional arrears that had accumulated on the two leases. The amended note is in the principal amount of $90,000 Canadian, provides for interest at the rate of 18% per annum and is payable as follows:

o    interest  only of $1,350  Canadian  per month  from July 1999 to  September
     2000;
o interest and principal of $2,400 Canadian per month from October 2000 to April 2005; and
o    a residual  payment of  principal  and  interest of $1,263  Canadian in May
     2005.

3.       Duncan Macdonald

     Effective December 1, 1998, we entered into a 20 month employment agreement engaging Mr. Macdonald as our Chief Executive Officer. Mr. Macdonald was entitled to receive a base quarterly fee of $1,250 commencing with the fiscal quarter ended January 31, 1999. On May 1, 2000, contemporaneous with the employment of Mr. Macdonald by Navtech-Canada on a full-time basis, the previous employment agreement was terminated. During the fiscal year ended October 31, 2000, we paid approximately $2,500 under the aforementioned employment agreement.

Kintyre & Company Limited

     Effective January 1, 1999, Navtech-Canada entered into a two year services agreement with Kintyre & Company Limited, a company controlled by Mr. Macdonald. Under the agreement, Kintyre agreed to provide the services of Mr. Macdonald, as well as other Kintyre staff as needed, to assist us in our strategic corporate structuring and corporate finance and accounting activities. Kintyre was entitled to receive a base monthly fee of $23,250 Canadian, plus additional amounts upon the meeting of certain time thresholds and an annual bonus of
$8,700 Canadian. Effective with the employment of Mr. Macdonald by Navtech-Canada on May 1, 2000, the base amount was reduced to $11,000 Canadian per month.

     During the fiscal year ended October 31, 2000, we paid approximately $182,000 under the agreement with Kintyre. The services contract with Kintyre was terminated effective December 31, 2000.

St. Andrews Capital Limited Partnership

     In April 1999, St. Andrews Capital Limited Partnership advanced $90,000 to us for working capital purposes. Mr. Macdonald serves as President of the general partner of St. Andrews Capital and is the controlling stockholder of such general partner. The advance was repaid in September 2000, together with interest at the rate of 18% per annum.

     On October 1, 1999, St. Andrews Capital advanced $128,830 to us to finance our acquisition of Skyplan Services (UK) Limited. At the time of the loan, we had sufficient working capital to undertake the transaction, but determined that it was prudent to obtain outside financing. St. Andrews Capital and we agreed in principle that the loan would bear interest at the rate of 10% per annum and would be repayable in 24 equal monthly payments of approximately $5,945 commencing November 1, 1999. We also agreed in principle that the principal amount of the loan would be convertible into our common stock at a conversion price of $0.375 per share effective on the first day following the approval of an increase in our authorized share capital sufficient for such purpose. We held an annual meeting of shareholders on January 14, 2000. At this meeting a proposal to increase our authorized share capital was approved. This provided sufficient share capital to permit such conversion. On October 31, 2000, St. Andrews Capital exercised its conversion rights and converted the principal balance of approximately $111,204 into 296,543 shares of our common stock.

--------------------------------------------------------------------------------
                        PROPOSAL 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Nominees

         Six directors are to be elected at the meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and have qualified, or until their earlier resignation or removal.

         The following table sets forth the positions and offices presently held with us by each nominee for election as director, his age as of February 28, 2001, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of their election.

=========================================================================================
                                           Positions and Offices              Year Became
             Name                  Age     Presently Held with Navtech        Director
=========================================================================================
Thomas D. Beynon                    59     Director                           2000
=========================================================================================
Prashant Gupta                      40     Director                           2000
=========================================================================================
Martin J. Hamrogue                  59     Director                           2000
=========================================================================================
Duncan Macdonald                    42     Chairman of the Board of Directors 1999
                                           and Chief Executive Officer
=========================================================================================
James McGinty                       58     Director                           2000
=========================================================================================
Denis L. Metherell                  68     Secretary and Director             1994
=========================================================================================

         Thomas D. Beynon is a partner in the Waterloo law firm of McCarter Grespan Robson Beynon Thompson LLP and a member of the Law Society of Upper Canada. He has been with the firm since March 1996. Prior to this, Mr. Beynon spent six years with a Canadian national law firm, Sims Clement Eastman, from 1991 to 1996. His primary focus is in the areas of commercial, corporate and finance law with a diverse client base of both public and private Canadian corporations. He also served on the Board of Waterloo Microsystems Inc. from 1986 to 1990. Mr. Beynon holds memberships in the Institute of Corporate
Directors and the American Bar Association and he is a founding member and director of Communitech, a technology association in Southwestern Ontario. Mr. Beynon has been a director of Navtech since July 2000.

         Prashant Gupta serves as President and CEO of Tivre Networks and has held this position since September 2000. He served as Chief Technology Officer of CrossWorlds Software Inc. of Burlingame, California from April 1996 to September 2000. In addition, Mr. Gupta sits on the Board of Directors for the Open Architecture Group (OAG), a standards organization, as well as for Global Weather Dynamics, Inc., Intyc Solutions and Wizards. Mr. Gupta has published eight papers and filed ten patents in the areas of networking, telecommunications and database technology. Prior to joining CrossWorlds, Mr. Gupta was the software architect at Illusta/Informix from December 1995 to April 1996. There he designed the server interface that provides specialized and user-defined data type extensibility to Informix's Universal Data Server. During his tenure at Sybase, from June 1992 to December 1995, he served as the chief technical architect for several key middleware and connectivity projects that established the company as the market leader in this technology segment. Mr. Gupta has been a director of Navtech since July 2000.

     Martin J. Hamrogue is CEO and Chairman of the Board of Virgin Express Ireland Ltd., an airline serving the European marketplace. He has served as Virgin's CEO since its formation in 1998. Prior to Virgin, Mr. Hamrogue served in various capacities at Trans World Airlines, including most recently as General Manager Operations Control from 1995 to 1998. Prior to this position, he served as Director, Operations Systems where he was responsible for all computer and communications systems for TWA's operations department. In total, Mr. Hamrogue has over 35 years of airline management experience. Mr. Hamrogue has been a director of Navtech since July 2000.

         Duncan Macdonald has served as Chief Executive Officer of Navtech since March 1996, Chairman of the Board of Navtech since January 2000, and a director of Navtech since December 1999. He served as Chief Financial Officer of Navtech from July 1995 to January 1999. Since January 1992, Mr. Macdonald has also served as managing partner of Kintyre & Company Limited, a management consulting firm based in Ottawa, Ontario. In addition, since December 1998, he has served as President of St. Andrews Technology Associates, Inc., the general partner of St. Andrews Capital Limited Partnership, a California-based investment partnership.

         James McGinty is President of Cambridge Information Group, a corporate holding company managing several internet-based information companies. Mr. McGinty is responsible for the strategic direction and overall management of all Cambridge companies. He previously served as President of Cambridge Scientific Abstracts from 1992 to 2000. Prior to that time, Mr. McGinty spent over 20 years with Dun & Bradstreet Corporation. In his last assignment with D&B, Mr. McGinty was Managing Director of D&B North Pacific with responsibility for Business Information Group operations in Hong Kong, Korea, Singapore, Malaysia, the Philippines and China. Mr. McGinty has been active in the Information Industry Association, serving on IAA's Board of Directors from 1984 to 1988. Mr. McGinty has been a director of Navtech since July 2000.

         Denis L. Metherell has served as Secretary of Navtech since October 1994 and a director of Navtech since July 1994. Mr. Metherell also served as Treasurer of Navtech from November 1994 to March 1996 and Chief Financial Officer from November 1994 to July 1995. He served as Vice President of Navtech-Canada from June 1993 to July 1995 and also serves as Vice President and a director of AVCON Associates Inc., which leases computers to Navtech-Canada. From 1976 to 1992, Mr. Metherell served as a technical consultant to Northwest Airlines where he was a major contributor to the IATA standard computerization Aircraft Performance specifications. He has also been a standing member of numerous committees with the FAA, ATA and IATA.


Committees

         The Compensation Committee of the Board of Directors is responsible for
(i) the interpretation of the Company's 1999 Stock Option Plan; (ii) determinations regarding the timing and amount of option grants to our employees (including officers), non-employee directors, consultants and advisors and (iii) determinations regarding the amount and form of compensation to be granted to our officers. From its inception on January 26, 2000 to July 13, 2000 the members of the Compensation Committee were Messrs. Metherell and Macdonald. Currently the Board as a whole is performing the functions of the Compensation Committee.

         The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of our accounting, auditing, internal control and financial reporting practices. It may also have such other duties as may from time to time be assigned to it by the Board. The members of the Audit Committee currently are Messrs. Beynon and McGinty. The directors who serve on the Audit Committee are "independent" directors based on that definition of independence in the listing standards of the National Association of Securities Dealers. To date, the Board of Directors has not adopted a written charter for the Audit Committee.

         There are no other committees of the Board of Directors, all other functions being performed by the Board as a whole. The Board will consider shareholder recommendations for Board positions that are made in writing to our Chief Executive Officer.

Report of the Audit Committee

In overseeing the preparation of Navtech's financial statements, the Audit Committee met with both management and Deloitte & Touche LLP, Navtech's outside auditors, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication With Audit Committees).

The Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including the written disclosures and the letter delivered to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Navtech's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2000, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas D. Beynon
James McGinty


Meetings

         The Board held fourteen meetings during the fiscal year ended October 31, 2000. Each of our then directors attended all such meetings, except for Messrs. Metherell, Hamrogue and Gupta who did not attend one meeting each. Mr. Thal, a member of the board of directors prior to July 13, 2000, also missed one meeting during fiscal 2000. From its inception on January 26, 2000 to July 13, 2000 the Compensation Committee held three meetings. Both committee members attended all of the meetings. Since July 13, 2000 the Board as a whole has performed the duties of the Compensation Committee at regular board meetings. The Audit Committee was appointed by the Board of Directors on July 13, 2000 and held two meetings during the fiscal year ended October 31, 2000. Both committee members attended the two meetings.

Family Relationships

         There is no family relationship among any of our executive officers and directors.

Term of Office

         Each director will hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next Annual Meeting of Shareholders or until his successor is elected or appointed and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely on a review of copies of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, during the fiscal year ended October 31, 2000, all Section 16(a) filing requirements applicable to the officers, directors and 10% stockholders were complied with, except that Messrs. Beynon, Gupta, Hamrogue and McGinty, Dennis Steinbeck, Executive Vice President Sales & Marketing and Robert Sosnowski, formerly considered an executive officer of Navtech, filed their respective Form 3 late. Also, Robert N. Snyder and EasyFlying S.A., each a 10% stockholder, filed their respective Form 3 late, and Dorothy English, formerly an officer and director of Navtech and currently a 10% stockholder, filed four Forms 4 late (two reporting two transactions each and two reporting one transaction each).

--------------------------------------------------------------------------------
                 PROPOSAL 2: AMENDMENT TO 1999 STOCK OPTION PLAN
                          TO INCREASE AUTHORIZED SHARES
--------------------------------------------------------------------------------

         The Board of Directors recommends that shareholders approve an amendment to our 1999 Stock Option Plan to increase the number of common shares authorized to be issued from 1,500,000 to 3,000,000. As of February 28, 2001, there were 1,137,015 common shares issued or issuable pursuant to the exercise of options granted under the 1999 Plan. No other grants of options are planned in the foreseeable future other than those granted to newly hired employees, as is the ordinary practice of our company. No grants have been made, or are awaiting ratification, that exceed the common shares currently reserved under the 1999 Plan. The 1999 Plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the shareholders through increased stock ownership. In order to continue to provide appropriate equity incentives to employees in the future the Board has approved an increase in the number of reserved shares subject to shareholder approval. As discussed below, the 1999 Plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, Navtech.

         The following statements include summaries of certain provisions of the 1999 Plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the 1999 Plan, a copy of which is available at our offices.

Purpose

         The purpose of the 1999 Plan is to advance our interests by inducing eligible persons or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests, and by providing such employees, non-employee directors, consultants and advisors with an additional incentive to promote our success.

Administration

         The 1999 Plan provides for its administration by the Board or by a committee thereof. The Board currently administers the 1999 Plan. The Board or the Committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom options will be granted, and to determine the times at which and the exercise price for which options will be granted. The Board or the Committee is authorized to interpret the 1999 Plan and the interpretation and construction by the Board or the Committee of any provision of the 1999 Plan or of any option granted thereunder shall be final and conclusive. The receipt of options by directors or any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the 1999 Plan.

Nature of Options

         The Board or Committee may grant under the 1999 Plan options that are intended to either qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify, "nonstatutory stock options". The United States Federal income tax consequences relating to the grant and exercise of Incentive Stock Options and Nonstatutory Stock Options are described below under "United States Federal Income Tax Consequences."

Eligibility

         Subject to certain limitations as set forth in the 1999 Plan, options to purchase shares may be granted thereunder to persons or entities who are, in the case of Incentive Stock Options, our employees (including directors and officers) or, in the case of Nonstatutory Stock Options, our employees (including directors and officers) or non-employee directors of, or certain consultants or advisors to, us. At December 31, 2000, approximately 81 employees and five non-employee directors were eligible to receive options under the 1999 Plan.

Option Price

         The option price of the shares subject to an Incentive Stock Option may not be less than the fair market value (as such term is defined in the 1999
Plan) of the common shares on the date upon which such option is granted. In addition, in the case of a recipient of an Incentive Stock Option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of Navtech (a "10% Shareholder"), the purchase price of the shares must be at least 110% of the fair market value of the common shares on the date upon which such option is granted.

         The option price of shares subject to a Nonstatutory Stock Option will be determined by the Board of Directors or the Committee at the time of grant and need not be at least the market price for common shares.

         On February 23rd, 2001 the closing price for our common shares was $1.375 per share.

Exercise of Options

         An option granted under the 1999 Plan shall be exercised by the delivery by the holder thereof to our Secretary at our offices of a written notice of the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares which shall be made by the holder's delivery of (i) his check payable to the order of Navtech in such amount or (ii) previously acquired common shares, the fair market value of which shall be determined as of the date of exercise, or any combination of (i) and (ii).

Duration of Options

         No Incentive Stock Option granted under the 1999 Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an Incentive Stock Option is granted to a 10% Shareholder, such option shall not be exercisable after the expiration of five years from the date of its grant.

         Nonstatutory Stock Options granted under the 1999 Plan may be of such duration as shall be determined by the Board or the Committee.

Non-Transferability

         Options granted under the 1999 Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the optionee.

Death, Disability or Termination of Employment

         Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall be terminated for cause, or such employment or services shall be terminated voluntarily, the options held by such persons or entities shall expire immediately. If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor or for cause, then, subject to the terms of the stock option agreement, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option. For purposes of the 1999 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by us or at the normal retirement date prescribed from time to time by us shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

         Subject to the terms of the stock option agreement, if an option holder under the 1999 Plan (i) dies while employed by us or while serving as a non-employee director of, or consultant or advisor to, us, or (ii) dies within three months after the termination of his employment or services other than voluntarily or for cause, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death. Subject to the terms of the stock option agreement, if the holder of an option under the 1999 Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Amendment and Termination

         The 1999 Plan (but not options previously granted thereunder) shall terminate on November 17, 2009, ten years from the date that it was adopted by the Board. Subject to certain limitations, the 1999 Plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the shareholders.

Plan Benefits

         Options under the 1999 Plan to purchase common shares of Navtech have been granted as follows:

   ================================================ ================================ ===========================
   Name                                                      Common Shares                Average Weighted
                                                      Underlying Options Granted      Exercise Price Per Share
   ================================================ ================================ ===========================
   Duncan Macdonald                                             50,000                        $0.28125
   ================================================ ================================ ===========================
   All  current  executive  officers as a group (4              200,000                       $0.49294
   persons)
   ================================================ ================================ ===========================
   All  current  directors  who are not  executive              125,000                       $1.1875
   officers as a group (5 persons)
   ================================================ ================================ ===========================
   Thomas D. Beynon                                             25,000                        $1.1875
   ================================================ ================================ ===========================
   Prashant Gupta                                               25,000                        $1.1875
   ================================================ ================================ ===========================
   Martin Hamrogue                                              25,000                        $1.1875
   ================================================ ================================ ===========================
   James McGinty                                                25,000                        $1.1875
   ================================================ ================================ ===========================
   Denis L. Metherell                                           25,000                        $1.1875
   ================================================ ================================ ===========================
   Dorothy English                                              260,000                       $0.61178
   ================================================ ================================ ===========================
   All employees,  including all current  officers              801,015                       $0.47612
   who are not executive officers, as a group
   ================================================ ================================ ===========================

United States Federal Income Tax Consequences

         Nonstatutory Stock Options

         Under the Code and the Treasury Department Regulations (the "Regulations"), a Nonstatutory Stock Option does not ordinarily have a "readily ascertainable fair market value" when it is granted. This rule will apply to our grants of Nonstatutory Stock Options. Consequently, the grant of a Nonstatutory Stock Option to an optionee will result in neither income to him nor a deduction to us. Instead, the optionee will recognize compensation income at the time he exercises the Nonstatutory Stock Option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price. Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee's income.

     For purposes of determining the optionee's gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a Nonstatutory Stock Option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise. Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less. No part of any such gain will be an "item of tax preference" for purposes of the "alternative minimum tax."

         Incentive Stock Options

         Options granted under the 1999 Plan which qualify as Incentive Stock Options under Section 422 of the Code will be treated as follows:

         Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an Incentive Stock Option to, or the exercise of an Incentive Stock Option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the Incentive Stock Option. For purposes of determining such gain or loss, the optionee's basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the Incentive Stock Option, and at least one year after the transfer of the shares to him upon exercise of the Incentive Stock Option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

         We generally will not be allowed a deduction with respect to an Incentive Stock Option. However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an Incentive Stock Option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

         For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee's alternative minimum taxable income. In addition, for purposes of such tax, the basis of such shares will include such excess.

         To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be Incentive Stock Options. In this regard, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are Incentive Stock Options and which shares are Nonstatutory Stock Options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an Incentive Stock Option and the balance of each share treated as granted pursuant to the exercise of a Nonstatutory Stock Option.

Recommendation and Required Vote

         The affirmative vote of the holders of a majority of our outstanding common shares present at the meeting, in person or by proxy is required for approval of this proposal. The Board recommends a vote FOR adoption of this proposed amendment to 1999 Stock Option Plan.

--------------------------------------------------------------------------------
              PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION
                 TO INCREASE NUMBER OF AUTHORIZED COMMON SHARES
--------------------------------------------------------------------------------

         The Board of Directors has recommended an amendment to our Certificate of Incorporation to increase the number of authorized common shares from 10,000,000 to 20,000,000. The Board believes such action to be in our best interest so as to make additional shares available for acquisitions, financings, present and future employee benefit programs and other corporate purposes. We have no current plans or proposals to use the newly authorized shares for acquisitions, financings, employee benefit plans or other corporate purposes.

         As indicated above, we are currently authorized to issue 10,000,000 common shares. As of February 28, 2001, there were 3,697,140 common shares issued and outstanding. In addition, as of such date, there were 1,144,515 common shares issuable pursuant to the exercise of outstanding options.

         The additional common shares may be issued from time to time as the Board of Directors may determine without further action of our shareholders. Although the Board has no current plans to utilize such shares to entrench present management, it may, in the future, be able to utilize the additional shares, together with or apart from our authorized Preferred Shares, as a defensive tactic against hostile takeover attempts. The authorization of such shares shall have no current anti-takeover effect. No hostile takeover attempts are, to our knowledge, threatened.

         The relative rights and limitations of the common shares would remain unchanged under the amendment. Our shareholders do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights, which would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities.

Recommendation and Required Vote

         The affirmative vote of the holders of a majority of our outstanding common shares is required for approval of this proposal. The Board recommends a vote FOR adoption of this proposed amendment to the Certificate of Incorporation.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            On  April  25,  2000,  we  dismissed   Grant  Thornton  LLP  as  our
independent certified public accountants. This decision was made by our Board of Directors.

            The reports of Grant Thornton LLP on our financial statements as of October 31, 1998 and 1999 and for the years then ended neither contain an adverse opinion or a disclaimer of opinion nor are they modified as to uncertainty, audit scope or accounting principles, except that the opinions included an explanatory paragraph that there were conditions that raised substantial doubt about our ability to continue as a going concern.

            During the fiscal years ended October 31, 1998 and 1999 and the period from November 1, 1999 to April 25, 2000, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of such firm, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

            Effective April 27, 2000, we engaged Deloitte & Touche LLP as our independent certified public accountants for the fiscal year ended October 31, 2000. Our Board of Directors approved the engagement of Deloitte & Touche LLP.

            It is not expected that a representative from Deloitte & Touche LLP will attend the meeting.

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the 2000 fiscal year and the review of the financial statements included in our Forms 10-QSB for that fiscal year were $18,300.

Financial Information Systems Design and Implementation Fees

         During fiscal 2000, Deloitte & Touche LLP did not render to us any of the professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

         The aggregate fees billed for services rendered by Deloitte & Touche LLP for fiscal 2000, other than the services described above under "Audit Fees", were $11,500.

         The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatable with maintaining Deloitte & Touche LLP's independence.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the our next Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, must be received at by our Secretary at the offices of our subsidiary, Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, N2L 5Z5 by October 25, 2001 for inclusion in our Proxy Statement and form of proxy relating to such meeting.

         The following requirements with respect to shareholder proposals and shareholder nominees to the Board of Directors are included in our By-Laws.

         1. Shareholder Proposals. For a proposal to be properly brought before an annual meeting by one of our shareholders, the shareholder must have given timely notice to our Secretary. To be timely, such proposal must be received by the Secretary at the principal executive offices on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of shareholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before we mail the Proxy Statement for the current year. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such shareholder proposing such business; (c) the class and number of our shares which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. No business proposed by a shareholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement.

         2. Shareholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to shareholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to shareholders or (b) the day on which such public disclosure was made. The shareholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the shareholder.

         Any notice given pursuant to the foregoing requirements must be sent to our Secretary at c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, N2L 5Z5. The foregoing is only a summary of the provisions of our By-Laws that relate to shareholder proposals and shareholder nominations for director.

                                 OTHER BUSINESS

         While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 through 3 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                           INCORPORATION BY REFERENCE

This Proxy Statement is accompanied by a copy of our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2000.

         The following information from our 2000 Form 10-KSB (File No. 0-15362), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, is hereby incorporated by reference into this Proxy Statement:

(i)  "Management's  Dicsussion and Analysis or Plan of  Operation,"  included in
     Item 6 thereof; and

(ii) our consolidated financial statements as of October 31, 2000 and for the years ended October 31, 1999 and 2000, included in Item 7 thereof.

         This Proxy Statement was prepared after the 2000 Form 10-KSB; therefore, there may be certain conflicts between the information contained in this Proxy Statement and information contained in the 2000 Form 10-KSB. If there are any inconsistencies, then the statements in the 2000 Form 10-KSB should be read as if they agree with the statements in this Proxy Statement.

                                                              Denis L. Metherell
                                                                       Secretary


Waterloo, Ontario
March 2, 2001